Exhibit 99.1
GENERAL CABLE REPORTS SECOND QUARTER 2017 RESULTS
HIGHLAND HEIGHTS, KENTUCKY, August 2, 2017 - General Cable Corporation (NYSE: BGC) reported today results for the second quarter ended June 30, 2017. For the quarter, reported loss per share and reported operating loss were $1.42 and $23 million, respectively. The Company generated adjusted earnings per share and adjusted operating income of $0.11 and $32 million, respectively, for the quarter. See page 2 of this press release for the reconciliation of reported to adjusted results and related disclosures.

Michael T. McDonnell, President and Chief Executive Officer, said, “We are pleased with our continued strong execution. During the second quarter, we drove our strategic initiatives toward completion in North America and generated continued performance improvement in Latin America. As a result, we were within our guidance range for adjusted operating income as the positive impact of these items partially offset unfavorable industry dynamics experienced during the quarter. While we expect these dynamics to continue, we anticipate our performance over the second half of 2017 to be consistent with the first half of the year and up more than 30% as compared to the second half of 2016. We anticipate the momentum from our restructuring initiatives in North America and Latin America and project activity in our European land and subsea turn-key businesses to accelerate through the end of the year. Our entire team remains focused on operational excellence, outstanding customer service and execution of our strategic roadmap.”

Second Quarter Summary

•	Board of Directors initiated review of strategic alternatives to maximize shareholder value, including a potential sale of the Company

•
Reported operating loss of $23 million due to a non-cash charge of $36 million related to the sale of the Company’s investment in Algeria in the second quarter of 2017, compared to a gain of $53 million on the sale of the Company’s North American automotive ignition wire business in the second quarter of 2016

•
Adjusted operating income of $32 million declined by $17 million period over period as restructuring savings and the continued performance improvement in Latin America were more than offset by the impact of lower subsea project activity and industry dynamics including pricing pressure in certain end markets in North America and Europe

•
Maintained significant liquidity with $378 million of availability on the Company’s $700 million asset-based revolving credit facility; completed the amendment of its asset-based revolving credit facility extending maturity date to 2022

•	Impact of metal prices was a $2 million benefit compared to a negative $3 million impact in the prior year period

Second Quarter Segment Demand
North America - Unit volume was up 7% versus prior year driven principally by stronger demand for aerial transmission cables and industrial, construction and specialty (ICS) products

Europe - Unit volume was down 7% versus prior year as stronger demand for electric utility products including land-based turnkey projects was more than offset by the easing performance of the subsea turnkey project business and continued weak demand for industrial and construction projects throughout the region.

Latin America - Unit volume was down 18% versus prior year driven by the impact of restructuring initiatives and uneven spending on electric infrastructure and construction projects throughout the region. The shipment of aerial transmission cables in Brazil was up 8% year over year.

Net Debt
At the end of the second quarter of 2017 and the end of the fourth quarter of 2016, total debt was $1,083 million and $939 million, respectively, and cash and cash equivalents were $97 million and $101 million, respectively. The increase in net debt was principally due to investment in working capital, partly due to higher metal prices, and payments totaling $52 million related to our FCPA resolution through the first half of 2017.

Other Matters
As a result of the Board of Directors’ review of strategic alternatives, the Company has suspended its practice of issuing quarterly guidance and will not hold an earnings conference call for the second quarter of 2017. The second quarter of 2017 Investor Presentation is available on the Investor Relations page on our website at www.generalcable.com.

Non-GAAP Financial Measures
Adjusted operating income (defined as operating income before extraordinary, nonrecurring or unusual charges and other certain items), adjusted earnings per share (defined as diluted earnings per share before extraordinary, nonrecurring or unusual charges and other certain items) and net debt (defined as long-term debt plus current portion of long-term debt less cash and cash equivalents) are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Metal-adjusted revenues, and return on metal-adjusted sales on a segment basis, both of which are non-GAAP financial measures, are also provided herein. See “Segment Information.”

These Company-defined non-GAAP financial measures exclude from reported results those items that management believes are not indicative of our ongoing performance and are being provided herein because management believes they are useful in analyzing the operating performance of the business and are consistent with how management reviews our operating results and the underlying business trends. Use of these non-GAAP measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Historical segment adjusted operating results are disclosed in the Second Quarter 2017 Investor Presentation available on the Company’s website.

A reconciliation of GAAP operating income (loss) and diluted earnings (loss) per share to adjusted operating income and earnings per share follows:

Second Quarter of 2017 versus Second Quarter of 2016
	Second Quarter
	2017		2016
In millions, except per share amounts	Operating Income	EPS	Operating Income	EPS
Reported	$ (22.8)	$ (1.42)	$ 53.3	$ 0.57
Adjustments to reconcile operating Income/EPS
Non-cash convertible debt interest expense (1)	-	0.01	-	0.01
Mark to market (gain) loss on derivative instruments (2)	-	0.08	-	(0.05)
Restructuring and divestiture costs (3)	12.2	0.21	16.7	0.25
Legal and investigative costs (4)	0.3	-	1.1	0.02
(Gain) loss on sale of assets (5)	-	-	(46.5)	(0.86)
Foreign Corrupt Practices Act (FCPA) (6)	-	0.20	5.0	0.09
Asia Pacific and Africa (income)/loss (7)	42.5	1.03	19.4	0.27
Total adjustments	55.0	1.53	(4.3)	(0.27)
Adjusted	$ 32.2	$ 0.11	$ 49.0	$ 0.30

NOTE: The tables above reflect EPS adjustments based on the Company's full year effective tax rate for 2017 of 40% and 2016 of 50%.

(1)
The Company's adjustment for the non-cash convertible debt interest expense reflects the accretion of the equity component of the 2029 convertible notes, which is reflected in the income statement as interest expense.

(2)
Mark to market (gains) and losses on derivative instruments represents the current period changes in the fair value of commodity instruments designated as economic hedges. The Company adjusts for the changes in fair values of these commodity instruments as the earnings associated with the underlying contracts have not been recorded in the same period.

(3)
Restructuring and divestiture costs represent costs associated with the Company's announced restructuring and divestiture programs. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs incurred as a result of the programs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs.

(4)
Legal and investigative costs represent costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices Act investigation. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of these investigations which are considered to be outside the normal course of business.

(5)
Gain and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations.

(6)
Foreign Corrupt Practices Act (FCPA) represents expense recorded in 2016 related to the FCPA settlement of the SEC and DOJ investigations. The Company adjusts for this activity as management believes this is a one-time charge and will not occur as part of ongoing operations. In 2017, the adjustment principally reflects additional tax expense associated with changes in judgment concerning uncertain tax positions related to the FCPA settlement stemming from a recent change in law.

(7)
The adjustment excludes the impact of operations in the Africa and Asia Pacific segment which are not considered "core operations" under the Company's strategic roadmap. The Company is in the process of divesting or closing these operations which are not expected to continue as part of the ongoing business. For accounting purposes, the continuing operations in Africa and Asia Pacific do not meet the requirement to be presented as discontinued operations. Second quarter of 2017 principally reflects the non-cash impact for the release of cumulative foreign currency losses recognized on the sale of the Company’s investment in Algeria of $36 million and the closure of certain operations in Asia Pacific of $4 million as well as the non-cash write-off of deferred tax assets of $6 million related to the divesture of certain operations in Asia Pacific. The second quarter of 2016 principally reflects the impact of non-cash charges related to the dispositions of Zambia and Egypt principally due to the release of cumulative foreign currency losses.

General Cable Corporation (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures, understanding of competition, projected sources of cash flow, potential legal liability, proposed legislation and regulatory action, and our management’s beliefs, expectations or opinions, are forward-looking statements, and as such, we desire to take advantage of the “safe harbor” which is afforded to such statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) general economic conditions, particularly those in the construction, energy and information technology sectors; (2) the volatility in the price of raw materials, particularly copper and aluminum; (3) the announced review of strategic alternatives, including a potential sale of the Company, and the decision to engage or not to engage in any strategic alternative, could cause disruptions in the business; (4) our ability to maintain or negotiate and consummate new business or strategic relationships or transactions; (5) impairment charges with respect to our long-lived assets; (6) our ability to execute our plan to exit all of our Asia Pacific and African operations; (7) our ability to achieve all of our anticipated cost savings associated with our previously announced global restructuring plan; (8) our ability to invest in product development, to improve the design and performance of our products; (9) economic, political and other risks of maintaining facilities and selling products in foreign countries; (10) domestic and local country price competition; (11) our ability to successfully integrate and identify acquisitions; (12) the impact of technology; (13) our ability to maintain relationships with our distributors and retailers; (14) the changes in tax rates and exposure to new tax laws; (15) our ability to adapt to current and changing industry standards; (16) our ability to execute large customer contracts; (17) our ability to maintain relationships with key suppliers; (18) the impact of fluctuations in foreign currency rates; (19) compliance with foreign and U.S. laws and regulations, including the Foreign Corrupt Practices Act; (20) our ability to negotiate extensions of labor agreements; (21) our ability to continue our uncommitted accounts payable confirming arrangements; (22) our exposure to counterparty risk in our hedging arrangements; (23) our ability to achieve target returns on investments in our defined benefit plans; (24) possible future environmental liabilities and asbestos litigation; (25) our ability to attract and retain key employees; (26) our ability to make payments on our indebtedness; (27) our ability to comply with covenants in our existing or future financing agreements; (28) lowering of one or more of our debt ratings; (29) our ability to maintain adequate liquidity; (30) our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; (31) the trading price of our common stock; and (32) and other material factors.

See Item 1A of the Company’s 2016 Annual Report on Form 10‑K as filed with the SEC on February 24, 2017 and subsequent SEC filings for a more detailed discussion on some of these risks.

Forward-looking statements reflect the views and assumptions of management as of the date of this press release with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact:
Len Texter
Vice President, Finance
Global Controller and Investor Relations
(859) 572- 8684

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	201	2016
Net sales	$943.1	$1,021.2	$1,861.3	$2,023.9
Cost of sales	842.2	902.0	1,641.8	1,793.8
Gross profit	100.9	119.2	219.5	230.1

Selling, general and administrative expenses	123.7	63.4	218.5	151.9
Goodwill impairment charges	—	—	—	1.6
Intangible asset impairment charges	—	2.5	—	2.8
Operating income (loss)	(22.8)	53.3	1.0	73.8
Other income (expense)	(7.8)	8.0	7.2	6.8
Interest income (expense):
Interest expense	(19.4)	(22.8)	(40.1)	(44.7)
Interest income	0.5	0.5	1.1	1.0
	(18.9)	(22.3)	(39.0)	(43.7)

Income (loss) before income taxes	(49.5)	39.0	(30.8)	36.9
Income tax (provision) benefit	(19.2)	(11.0)	(25.5)	(13.4)
Equity in net earnings of affiliated companies	—	0.3	—	0.4
Net income (loss) including noncontrolling interest	(68.7)	28.3	(56.3)	23.9
Less: net income (loss) attributable to noncontrolling interest	2.1	(1.5)	2.1	(1.2)
Net income (loss) attributable to Company common shareholders	$(70.8)	$29.8	$(58.4)	$25.1

Earnings (loss) per share attributable to Company common shareholders
Earnings (loss) per common share - basic	$(1.42)	$0.60	$(1.17)	$0.51
Weighted average common shares - basic	50.0	49.6	49.9	49.5
Earnings (loss) per common share - assuming dilution	$(1.42)	$0.57	$(1.17)	$0.48
Weighted average common shares - assuming dilution	50.0	52.1	49.9	52.0

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended		Six Fiscal Months Ended
	June 30,	July 1,	June 30,	July 1,
	2017	2016	2017	2016
Revenues (as reported)
North America	$560.2	$530.9	$1,103.2	$1,069.1
Europe	214.3	229.5	395.3	451.4
Latin America	148.0	168.2	305.9	323.2
Africa / Asia Pacific	20.6	92.6	56.9	180.2
Total	$943.1	$1,021.2	$1,861.3	$2,023.9

Revenues (metal adjusted)(1)
North America	$560.2	$569.3	$1,103.2	$1,153.5
Europe	214.3	241.5	395.3	477.0
Latin America	148.0	187.9	305.9	363.8
Africa / Asia Pacific	20.6	102.1	56.9	200.3
Total	$943.1	$1,100.8	$1,861.3	$2,194.6

Metal Pounds Sold
North America	147.2	137.3	288.9	279.3
Europe	37.8	40.8	74.6	79.0
Latin America	52.6	63.9	108.9	119.0
Africa / Asia Pacific	4.7	30.1	13.7	55.6
Total	242.3	272.1	486.1	532.9

Operating Income (loss)
North America	$19.9	$73.8	$45.7	$91.5
Europe	(2.5)	(1.5)	(6.1)	6.2
Latin America	2.3	0.4	6.9	(3.3)
Africa / Asia Pacific	(42.5)	(19.4)	(45.5)	(20.6)
Total	$(22.8)	$53.3	$1.0	$73.8

Adjusted Operating Income (loss)(2)
North America	$31.4	$40.1	$73.2	$71.6
Europe	(1.5)	8.6	(3.4)	19.9
Latin America	2.3	0.3	7.1	(0.9)
Total	$32.2	$49.0	$76.9	$90.6

Return on Metal Adjusted Sales(3)
North America	5.6%	7.0%	6.6%	6.2%
Europe	(0.7)%	3.6%	(0.9)%	4.2%
Latin America	1.6%	0.2%	2.3%	(0.2)%
Total	3.5%	4.9%	4.3%	4.5%

Capital Expenditures
North America	$12.2	$9.5	$33.3	$16.5
Europe	5.1	4.8	17.0	8.9
Latin America	0.9	3.5	2.9	6.6
Africa / Asia Pacific	—	—	0.2	0.1
Total	$18.2	$17.8	$53.4	$32.1

Depreciation & Amortization
North America	$9.1	$11.0	$18.3	$21.9
Europe	5.5	5.8	11.0	11.4
Latin America	4.0	4.3	8.2	8.4
Africa / Asia Pacific	0.3	0.5	0.9	1.1
Total	$18.9	$21.6	$38.4	$42.8

Revenues by Major Product Lines
Electric Utility	$330.5	$365.3	$653.7	$724.5
Electrical Infrastructure	240.5	257.3	478.0	538.4
Construction	198.2	209.9	397.1	400.1
Communications	131.6	128.4	248.4	244.8
Rod Mill Products	42.3	60.3	84.1	116.1
Total	$943.1	$1,021.2	$1,861.3	$2,023.9

(1) Metal-adjusted revenues, a non-GAAP financial measure, is provided in order to eliminate an estimate of metal price volatility from the comparison of revenues from one period to another.
(2) Adjusted operating income (loss) is a non-GAAP financial measure. The company is providing adjusted operating income (loss) on a segment basis because management believes it is useful in analyzing the operating performance of the business and is consistent with how management reviews the underlying business trends. A reconciliation of segment reported operating income (loss) to segment adjusted operating income (loss) is provided in the appendix of the Second Quarter 2017 Investor Presentation, located on the Company's website.

(3) Return on Metal Adjusted Sales is calculated on Adjusted Operating Income (Loss)

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share data)

Assets	June 30, 2017	December 31, 2016
	(unaudited)
Current Assets:
Cash and cash equivalents	$96.6	$101.1
Receivables, net of allowances of $22.0 million at June 30, 2017
and $20.2 million at December 31, 2016	697.9	664.5
Inventories	770.8	768.2
Prepaid expenses and other	76.6	65.4
Total current assets	1,641.9	1,599.2

Property, plant and equipment, net	536.6	529.3
Deferred income taxes	10.5	20.4
Goodwill	12.2	12.0
Intangible assets, net	26.1	28.3
Unconsolidated affiliated companies	0.2	9.0
Other non-current assets	49.5	43.4
Total assets	$2,277.0	$2,241.6

Liabilities and Total Equity
Current Liabilities:
Accounts payable	$431.1	$414.0
Accrued liabilities	337.9	419.6
Current portion of long-term debt	49.0	67.5
Total current liabilities	818.0	901.1

Long-term debt	1,034.0	871.1
Deferred income taxes	131.1	126.7
Other liabilities	170.9	173.8
Total liabilities	2,154.0	2,072.7

Total Equity:
Common stock, $0.01 par value, issued and outstanding shares:
June 30, 2017 - 49,754,732 (net of 9,055,234 treasury shares)
December 31, 2016 - 49,390,850 (net of 9,419,116 treasury shares)	0.6	0.6
Additional paid-in capital	707.0	711.0
Treasury stock	(164.1)	(169.9)
Retained earnings (deficit)	(178.2)	(102.2)
Accumulated other comprehensive loss	(245.1)	(286.4)
Total Company shareholders' equity	120.2	153.1
Noncontrolling interest	2.8	15.8
Total equity	123.0	168.9
Total liabilities and equity	$2,277.0	$2,241.6